EMulate
THERAPEUTICS

INCORPORATED UNDER THE LAWS OF WASHINGTON

Par Value $.001
Ordinary Shares

RESTRICTED SEE REVERSE

This Certifies That

*** SPECIMEN ***

Is The Owner Of

EMULATE THERAPEUTICS, INC.

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES PAR VALUE OF $.001 EACH OF

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Countersigned and Registered:
By Worldwide Stock Transfer, LLC
Transfer Agent

President & CEO

Senior VP. General Counsel
& Corporate Secretary


EMULATE THERAPEUTICS, INC
Corporate
Seal
WASHINGTON

Authorized Signature
www.worldwidestocktransfer.com

999999